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                                                                   Exhibit 3.2


                                    DENTALCO, INC.
                        ARTICLES OF AMENDMENT AND RESTATEMENT

     DentalCo, Inc., a Maryland corporation having its principal office in Baltimore County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

     FIRST:   The name of the Corporation is "DentalCo, Inc."  The Corporation desires to amend and restate its charter as currently in effect. The Articles of Incorporation of the Corporation, then named Chambers & Goodrich, P.A., were originally filed with the SDAT on November 30, 1982 and were last amended by Articles of Amendment and Restatement filed with the SDAT on June 2, 1997.

     SECOND: Pursuant to Section 2-609 of the Maryland General Corporation Law (the "MGCL"), these Articles of Amendment and Restatement restate and further amend the provisions of the Articles of Incorporation of the Corporation.

     THIRD:   The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

              FIRST:    The name of the corporation is:

                        DentalCo, Inc. (hereinafter, the "Corporation")

              SECOND:   The post office address of the principal office of
         the Corporation in the State of Maryland is 6115 Falls Road, Baltimore, Maryland 21209.

              THIRD:    The name and post office address of the resident
         agent of the Corporation is Lawrence F. Halpert, D.D.S., whose post office address is 6115 Falls Road, Baltimore, Maryland 21209. The resident agent is a citizen of the State of Maryland and actually resides therein.

              FOURTH:

              (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows:

                   (1) To provide non-clinical administration, consulting and related services to organizations whose principal business is the delivery of multi-specialty dental services through managed care contracts and fee for services;

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                   (2)  To carry on any lawful business, within the State
         of Maryland and in any state, territory, district or dependency of the United States or in any foreign country; and

                   (3) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the members of the Board of Directors of the Corporation (the "Board") may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

              (b) The foregoing enumerated purposes and objects shall in no way be limited or restricted by reference to, or inference from, the terms of any other clauses of this or any other Article of these Amended and Restated Articles of Incorporation of the Corporation (this "Charter"), and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

              FIFTH:

              (a) The total number of shares of stock of all classes which the Corporation has authority to issue is ________________ _________ shares of capital stock (par value $0.0001 per share), amounting in aggregate par value to $ ___________. All of such shares are initially classified as "Common Stock". The Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

              (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                   (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                   (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including

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         dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board may deem advisable.

                   (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

              (c) Subject to the foregoing, the power of the Board to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                   (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

                   (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

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                   (3)  Whether or not shares of such class or series
         shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                   (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board shall determine.

                   (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                   (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                   (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                   (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

              (d) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

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                   (1)  prior to another class or series either as to
         dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                   (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                   (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SIXTH:

              (a) The number of directors of the Corporation shall be nine (9), which number may be increased or decreased by at least two-thirds of the directors then in office pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

              (b) Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the required vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board shall affect the tenure of office of any director.

              (c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one

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         or more directors of the Corporation, the Board shall consist of said directors so elected in addition to the number of directors fixed as provided above in paragraph (a) of this Article SIXTH or in the By-Laws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

              (d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

              (e) At each annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term.

                   (1) The following persons shall serve as directors until the 1998 annual meeting of stockholders:

                                 [names of directors]


                   (2) The following persons shall serve as directors until the 1999 annual meeting of stockholders:

                                 [names of directors]


                   (3) The following persons shall serve as directors until the 2000 annual meeting of stockholders:

                                 [names of directors]

         SEVENTH:

              (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

                   (1) The Board is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter

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         authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board and without any action by the stockholders.

                   (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board, in its sole discretion, may fix; and any stock or other securities which the Board may determine to offer for subscription may, as the Board in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                   (3) The Board shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board.

                   (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

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                   (5)  The Corporation shall indemnify (A) its directors
         and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                   (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                   (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article SIXTH or sub-paragraph (7) of Article SEVENTH, paragraph (a) shall have been authorized by not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting.

                   (8) The Corporation shall not be obligated to issue certificates representing shares of capital stock. At the time of issue or transfer of shares

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         without certificates, the Corporation shall provide the stockholder with such information as may be required under the MGCL and the Maryland Uniform Commercial Code - Investment Securities.

                   (9) The provisions of Sections 3-701 to 3-709 of the MGCL shall not apply generally to any Control Share Acquisition (as defined in Section 3-701(e) of the MGCL) of any shares of capital stock of the Corporation.

     NINTH:  The duration of the Corporation shall be perpetual.

    FOURTH:  Each member of the Board has signed a written consent pursuant to
Section 2-408 of the MGCL, in which consent these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation (these "Articles") were set forth, declared to be advisable and directed to be submitted to the stockholders of the Corporation for consideration and approval.

    FIFTH: Each holder of the Common Stock, the Class A Preferred Stock, Class B Preferred Stock, and the Class C Preferred Stock of the Corporation, the only classes of capital stock of the Corporation issued and outstanding, adopted and approved these Articles by unanimous written consent pursuant to Section 2-505 of the MGCL.

    SIXTH: As of immediately before the effectiveness of these Articles, the total number of shares of stock of all classes which the Corporation had authority to issue was _______ (________) shares, of which ________________
(_________) shares were _____________________, par value ______________ , etc.
[subject to change upon completion of the Modern Dental acquisition]

    Subsequent to the filing of these Articles, the total amount of the authorized capital stock of the Corporation shall be __________________________________________ etc.

    These Articles increase the aggregate par value of all classes of capital stock of the Corporation.

    A description of each class of capital stock of the Corporation, including preferences and other rights, voting powers, restriction, limitations as to dividends and qualifications, appears in Article Fifth of the Articles set forth above.

    IN WITNESS WHEREOF, DentalCo, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested by its Secretary this ___ day of _________, 1997.

ATTEST:                       DENTALCO, INC.





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_________________________     By:_______________________________________(SEAL)
E. James Kuhns, Secretary        Lawrence F. Halpert, D.D.S., Chairman and
                                 CEO


    THE UNDERSIGNED, the Chairman and Chief Executive Officer of DentalCo, Inc. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


Dated: _______ __, 1997       By:_______________________________________(SEAL)
                                 Lawrence F. Halpert, D.D.S., Chairman and CEO




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